Exhibit 99.1

331 Treble Cove Road North Billerica, MA 01862	800.362.2668 www.lantheus.com
Lantheus Holdings, Inc. Reports First Quarter 2020 Financial Results

•	Worldwide revenue of $90.7 million for the first quarter 2020, representing an increase of 4.8% over the prior year period

•	Net income of $3.3 million for the first quarter 2020, representing a decrease of 66.5% from the prior year period

•
GAAP diluted EPS of $0.08 for the first quarter 2020, representing a decrease of 66.7% from the prior year period; adjusted diluted EPS of $0.36 for the first quarter 2020, representing an increase of 26.1% over the prior year period

•	Net cash provided by operating activities was $9.4 million for the first quarter 2020. Free cash flow of $6.7 million for the first quarter 2020

•	Due to uncertain COVID-19 impact, 2020 guidance withdrawn
NORTH BILLERICA, MA., April 30, 2020 - Lantheus Holdings, Inc. (the “Company”) (NASDAQ: LNTH), parent company of Lantheus Medical Imaging, Inc. (“LMI”), a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products, today reported financial results for its first quarter ended March 31, 2020.
The Company’s worldwide revenue for the first quarter of 2020 totaled $90.7 million, compared with $86.5 million for the first quarter of 2019, representing an increase of 4.8% over the prior year period.
The Company’s first quarter 2020 net income was $3.3 million, or $0.08 per fully diluted share, as compared to $9.9 million, or $0.25 per fully diluted share for the first quarter of 2019, representing a decrease of 66.7% from the prior year period.
The Company’s first quarter 2020 adjusted fully diluted earnings per share were $0.36, as compared to $0.28 for the first quarter of 2019, representing an increase of 26.1% over the prior year period.
Lastly, net cash provided by operating activities was $9.4 million for the first quarter 2020. Free Cash Flow was $6.7 million for the first quarter of 2020, representing an increase of approximately $6.8 million.
“First and foremost, Lantheus is proud to serve the life sciences sector and we want to thank healthcare workers everywhere for their extraordinary commitment in these unprecedented times,” said Mary Anne Heino, President and CEO of Lantheus. “Although our first quarter started with robust customer demand, by mid-March our business began to experience the effects of the COVID-19 pandemic, including the impact of stay-at-home mandates and related safety measures such as the delay of elective medical procedures. Despite this, we were still able to achieve revenues near the top end of our guidance and exceeded that for adjusted earnings per share. Although we cannot predict the magnitude or duration of the pandemic’s impact, with our available liquidity and prudent expense management, including previously announced work week and salary reductions, we maintain a state of preparedness to resume full business activities to support our customers as business conditions allow.”
Outlook
On April 9, 2020, the Company withdrew full year 2020 revenue, revenue growth, and adjusted fully diluted earnings per share guidance as a result of the continued uncertainties surrounding the scope and duration of the COVID-19 pandemic. Due to these uncertainties, and uncertain timing of global recovery and economic normalization, Lantheus is unable to provide guidance as to the overall impacts on its operations and financial results.

Internet Posting of Information
The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.
Conference Call and Webcast
As previously announced, the Company will host a conference call on Thursday, April 30, 2020 at 8:00 a.m. ET. To access the live conference call via telephone, please dial 1-866-498-8390 (U.S. callers) or 1-678-509-7599 (international callers) and provide passcode 8385228. A live audio webcast of the call also will be available in the Investors section of the Company’s website at www.lantheus.com.
A replay of the audio webcast will be available in the Investors section of our website at www.lantheus.com approximately two hours after completion of the call and will be archived for 30 days.
The conference call will include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the Investor Relations section of our website located at www.lantheus.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the safe-harbor section of this press release.
About Lantheus Holdings, Inc. and Lantheus Medical Imaging, Inc.
Lantheus Holdings, Inc. is the parent company of LMI, a global leader in the development, manufacture and commercialization of innovative diagnostic imaging agents and products. LMI provides a broad portfolio of products, including the echocardiography contrast agent DEFINITY® Vial for (Perflutren Lipid Microsphere) Injectable Suspension and TechneLite® (Technetium Tc99m Generator), a technetium-based generator that provides the essential medical isotope used in nuclear medicine procedures. The Company is headquartered in North Billerica, Massachusetts with offices in Puerto Rico and Canada. For more information, visit www.lantheus.com.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted net income per share - fully diluted; and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe Harbor for Forward-Looking and Cautionary Statements
This press release contains “forward-looking statements” as defined under U.S. federal securities laws, including statements about our 2020 outlook. Forward-looking statements may be identified by their use of terms such as anticipate, believe, confident, could, estimate, expect, intend, may, plan, predict, project, target, will and other similar terms. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include our future operating results, the impact of the COVID-19 pandemic on our business, financial condition and prospects, our ability to complete our acquisition of Progenics Pharmaceuticals and realize the expected benefits on the anticipated timeline or at all, the outcome of our clinical programs, as well as the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).
- Tables Follow -

Lantheus Holdings, Inc.
Consolidated Statements of Operations
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2020	2019
Revenues	$90,704	$86,510
Cost of goods sold	52,702	42,426
Gross profit	38,002	44,084
Operating expenses
Sales and marketing	10,130	10,397
General and administrative	16,699	12,589
Research and development	4,048	4,929
Total operating expenses	30,877	27,915
Operating income	7,125	16,169
Interest expense	1,946	4,592
Other income	(350)	(1,187)
Income before income taxes	5,529	12,764
Income tax expense	2,192	2,815
Net income	$3,337	$9,949
Net income per common share:
Basic	$0.08	$0.26
Diluted	$0.08	$0.25
Weighted-average common shares outstanding:
Basic	39,433	38,603
Diluted	40,102	39,787

Lantheus Holdings, Inc.
Consolidated Segment Revenues Analysis
(in thousands – unaudited)

	Three Months Ended March 31,
	2020	2019	% Change
United States
DEFINITY	$55,010	$49,716	10.6%
TechneLite	19,356	20,058	(3.5)%
Other nuclear	9,062	9,524	(4.9)%
Rebates and allowances	(4,683)	(3,864)	21.2%
Total United States	78,745	75,434	4.4%
International
DEFINITY	1,781	1,395	27.7%
TechneLite	3,742	4,087	(8.4)%
Other nuclear	6,438	5,596	15.0%
Rebates and allowances	(2)	(2)	—%
Total International	11,959	11,076	8.0%
Worldwide
DEFINITY	56,791	51,111	11.1%
TechneLite	23,098	24,145	(4.3)%
Other nuclear	15,500	15,120	2.5%
Rebates and allowances	(4,685)	(3,866)	21.2%
Total Revenues	$90,704	$86,510	4.8%

Lantheus Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data – unaudited)

	Three Months Ended March 31,
	2020	2019
Net income	$3,337	$9,949
Stock and incentive plan compensation	3,075	2,781
Amortization of acquired intangible assets	392	451
Integration costs	2,372	—
Acquisition-related costs	1,412	—
Impairment of long-lived assets	7,275	—
Other	(75)	—
Income tax effect of non-GAAP adjustments(a)	(3,506)	(1,943)
Adjusted net income	$14,282	$11,238
Adjusted net income, as a percentage of revenues	15.7%	13.0%

	Three Months Ended March 31,
	2020	2019
Net income per share - diluted	$0.08	$0.25
Stock and incentive plan compensation	0.08	0.07
Amortization of acquired intangible assets	0.01	0.01
Integration costs	0.06	—
Acquisition-related costs	0.04	—
Impairment of long-lived assets	0.18	—
Other	—	—
Income tax effect of non-GAAP adjustments(a)	(0.09)	(0.05)
Adjusted net income per share - diluted	$0.36	$0.28
Weighted-average common shares outstanding - diluted	40,102	39,787

(a)
The income tax effect of the adjustments between GAAP net income and non-GAAP adjusted net income takes into account the tax treatment and related tax rate that apply to each adjustment in the applicable tax jurisdiction.

Lantheus Holdings, Inc.
Reconciliation of Free Cash Flow
(in thousands – unaudited)

	Three Months Ended March 31,
	2020	2019
Net cash provided by operating activities	$9,408	$10,468
Capital expenditures	(2,698)	(10,550)
Free cash flow	$6,710	$(82)

Lantheus Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands – unaudited)

	March 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$95,713	$92,919
Accounts receivable, net	44,883	43,529
Inventory	30,814	29,180
Other current assets	8,967	7,283
Total current assets	180,377	172,911
Property, plant and equipment, net	108,613	116,497
Intangibles, net	6,930	7,336
Goodwill	15,714	15,714
Deferred tax assets, net	70,454	71,834
Other long-term assets	22,037	21,627
Total assets	$404,125	$405,919
Liabilities and stockholders’ equity
Current liabilities
Current portion of long-term debt and other borrowings	$10,143	$10,143
Accounts payable	18,980	18,608
Accrued expenses and other liabilities	32,836	37,360
Total current liabilities	61,959	66,111
Asset retirement obligations	13,243	12,883
Long-term debt, net and other borrowings	181,488	183,927
Other long-term liabilities	29,037	28,397
Total liabilities	285,727	291,318
Total stockholders’ equity	118,398	114,601
Total liabilities and stockholders’ equity	$404,125	$405,919

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CONTACTS:
Mark Kinarney
Director, Investor Relations
978-671-8842
ir@lantheus.com